UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K
nt on
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

United Natural Foods, Inc. (the "Company") held its Annual Meeting on December 15, 2016 at the Providence Marriott Downtown in Providence, Rhode Island. At the Annual Meeting, a total of 46,635,036 shares of the Company's common stock, out of a total of 50,502,639 shares of common stock outstanding and entitled to vote as of the record date, were present in person or represented by proxies. The Company’s stockholders voted on four proposals at the Annual Meeting. The results of voting on the four proposals, including final voting tabulations, are set forth below.

(1)    The stockholders elected Eric F. Artz, Ann Torre Bates, Denise M. Clark, Daphne J. Dufresne, Michael S. Funk, James P. Heffernan, Peter A. Roy, and Steven L. Spinner to serve as Directors until the annual meeting of stockholders to be held in 2017 and until their successors are duly elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Eric F. Artz	42,684,344	565,242	95,067	3,290,383
Ann Torre Bates	42,237,417	1,017,910	89,326	3,290,383
Denise M. Clark	42,329,327	925,536	89,790	3,290,383
Daphne J. Dufresne	42,623,954	557,403	163,296	3,290,383
Michael S. Funk	40,108,036	3,152,344	84,273	3,290,383
James P. Heffernan	40,023,031	3,226,860	94,762	3,290,383
Peter A. Roy	42,317,102	938,935	88,616	3,290,383
Steven L. Spinner	41,050,446	2,210,458	83,749	3,290,383

(2)    The stockholders approved the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 29, 2017.

For	Against	Abstain	Broker Non-Votes
45,310,495	1,226,568	97,973	—

(3)    The stockholders approved, on an advisory basis, the Company’s executive compensation.

For	Against	Abstain	Broker Non-votes
40,320,589	2,664,496	359,568	3,290,383

(4)    The stockholders did not approve the stockholder proposal regarding revisions to the Company's proxy access bylaw.

For	Against	Abstain	Broker Non-votes
15,127,894	27,181,553	1,035,206	3,290,383

Item 8.01.     Other Events.

Following the Annual Meeting, effective December 15, 2016, the Company’s Board of Directors (the "Board") elected Steven L. Spinner, President and Chief Executive Officer of the Company as Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ JOSEPH J. TRAFICANTI
Name:	Joseph J. Traficanti
Title:	Senior Vice President, General Counsel and Chief Compliance Officer

Date:    December 19, 2016